Exhibit 10.20

EXECUTION COPY

SERVICES AGREEMENT

This SERVICES AGREEMENT (this “Agreement”) is made as of [                    ], 2009, by and between Thurston Group, LLC, a Delaware limited liability company, (“Thurston”), and HealthPort Technologies, LLC, a Georgia limited liability company (“HealthPort”).

RECITALS

WHEREAS, HealthPort desires to receive from Thurston the services set forth on Exhibit A attached hereto, and Thurston is willing to provide or procure such services to HealthPort subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (the “Parties”) intending to be legally bound, agree as follows:

1. Services; Payment.

(a) From and after the date hereof, Thurston shall provide (i) those services that have been provided by Thurston on a regular basis to HealthPort during the twelve month period prior to the date hereof, including but not limited to those services set forth on Exhibit A attached hereto, and (ii) such other services as may be reasonably requested by HealthPort from time to time that are consented to by Thurston, such consent to not be unreasonably withheld (each, a “Service” and collectively, the “Services”). Prior to the provision of any Services identified in the foregoing clause (ii), the parties shall modify Exhibit A to the extent necessary to properly define the costs and scope of such Services.

(b) Unless otherwise specified on Exhibit A, the cost charged to HealthPort for the Services shall be the actual internal and out-of-pocket costs of providing such Services, consistent with past practices, including (i) the cost of labor, labor fringe benefits, materials, health care and other welfare benefits claim costs and (ii) other reasonable documented costs and expenses required for the performance of such Services.

(c) Thurston shall invoice HealthPort with respect to the cost incurred for all the Services (the “Invoiced Amount”) within 15 days after the end of each month. All such invoices shall be paid within 30 days after receipt by HealthPort; provided, that if HealthPort disagrees with any such charge, HealthPort shall send written notice to Thurston specifying the reason for such disagreement (but shall pay any part of the Invoiced Amount with which it agrees), and Thurston and HealthPort will negotiate in good faith to promptly resolve any such disagreement. Thurston agrees to afford HealthPort, upon reasonable notice, access to such information, records and documentation of Thurston as HealthPort may reasonably request in order to verify the Invoiced Amount. HealthPort shall bear its own costs incurred in connection with the verification of the Invoiced Amounts and in consuming the Services or performing activities.

(d) The term of this Agreement shall commence on the date hereof and may be terminated by either of Thurston or HealthPort at any time, with or without cause or reason and without liability, by delivering 30 days prior written notice thereof to the other party. Notwithstanding anything contained herein to the contrary, any individual Service provided hereunder may be terminated by HealthPort (without a corresponding termination of this entire Agreement) upon 30 days prior written notice to Thurston. For a termination of Services provided by Thurston that occurs other than at an applicable billing cut-off date, HealthPort shall pay the prorated fees through the date such Services were ceased. Thurston agrees and acknowledges that after partial termination of this Agreement by HealthPort, and payment of the applicable prorated fees by HealthPort with respect to any particular Service, HealthPort shall no longer have any payment obligations pursuant to Section 1(c) hereof with respect to such Service and that a partial termination of this Agreement by HealthPort with respect to any particular Service will in no event affect Thurston’s obligation to perform any other Services hereunder.

2. Standard of Service.

(a) Thurston shall use commercially reasonable efforts to ensure that all Services performed are performed with a degree of care, and are of a quality that is substantially similar to the manner, degree of care and quality of those comparable services that were rendered to HealthPort by Thurston and its employees during the twelve month period immediately preceding the date of this Agreement.

(b) Thurston shall, and shall cause its employees to, observe and comply in all material respects with any and all laws bearing on the performance of the Services provided hereunder.

3. Force Majeure. The obligations of Thurston and HealthPort shall be suspended during the period and to the extent that Thurston is prevented or hindered from complying herewith by any of the following causes beyond its reasonable control: (i) acts of God; (ii) weather, fire or explosion; (iii) war, invasion, riot or other civil unrest; (iv) governmental laws, orders or restrictions; (v) actions, embargoes or blockades in effect on or after the date of this Agreement; (vi) action by any regulatory authority; (vii) national or regional emergency; (viii) strikes, labor stoppages or slowdowns or other industrial disturbances; or (ix) shortage of adequate power or transportation facilities. In such event, the party whose performance is affected thereby shall give notice of suspension as soon as reasonably practicable to the other party stating the date and extent of such suspension and the cause thereof, and such party shall resume the performance of such obligations as soon as reasonably practicable after the removal of the cause.

4. Indemnification. HealthPort shall indemnify, and hold harmless, Thurston, its affiliates, and their respective directors, officers and employees, against all losses and reasonable costs and expenses that might arise or result from HealthPort’s use of the Services, including, without limitation, any third party claims resulting from the performance or provision of such Services, except to the extent such losses are directly attributable to the fraud, willful misconduct or gross negligence of, or a breach of this Agreement or any applicable law, by Thurston or its affiliates. Upon written request from HealthPort, HealthPort shall assume the defense of any action or proceeding which is subject to indemnification pursuant to the provisions of this paragraph; provided that no such action shall be settled without the prior written consent of Thurston, unless the settlement involves only the payment of monetary damages that are solely discharged by HealthPort.

5. Confidentiality. Thurston acknowledges that the information, observations and data that have been or may be obtained by Thurston during Thurston’s relationship with HealthPort or any subsidiary or affiliate thereof (each, a “Related Company”), prior to and after the date of this Agreement concerning the business or affairs of the Related Companies (collectively, “Confidential Information”) are and will be the property of the Related Companies. Therefore, Thurston agrees that Thurston will not, and will cause its employees not to, disclose to any unauthorized person or use for the account of Thurston or any other person any Confidential Information without the prior written consent of HealthPort (by the action of its board of directors (the “Board”)), unless and to the extent that such Confidential Information has become generally known to and available for use by the public other than as a result of Thurston’s or its employees’ improper acts or omissions to act, or is required to be disclosed by law. Thurston will deliver or cause to be delivered to HealthPort at the termination of this Agreement, or at any other time any Related Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) containing or relating to Confidential Information or the business of any Related Company which Thurston may then possess or have under Thurston’s control.

6. Inventions, Etc.

(a) Thurston agrees that all inventions, innovations, improvements, developments, methods, techniques, processes, algorithms, data, databases, designs, analyses, drawings, reports, and all similar or related information, all software, copyrights, and other works of authorship, all other intellectual property or proprietary rights (including any patents, registrations or similar rights that may issue from the foregoing), and all tangible embodiments of any of the foregoing (in any form or medium, whether now known or hereafter existing), which relate to the actual or anticipated business, research and development or existing or future products or services of any Related Company and which are conceived, developed or made by Thurston during, before or after the term of this Agreement (collectively, “Work Product”), belong to and are the property of such Related Company, and Thurston hereby assigns to such Related Company any right, title and interest Thurston may have in and to the Work Product, free and clear of any claims for compensation or restrictions on the use or ownership thereof. Thurston will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the term of this Agreement) to establish, record, perfect and otherwise confirm such ownership, and protect, maintain and enforce the Related Company’s rights in such Work Product (including, without limitation, by executing assignments, consents, powers of attorney, and other instruments and providing affidavits and testifying in any proceeding).

(b) Thurston agrees that it will require each of its employees to sign an agreement providing for the assignment by each such employee to the Company of all Work Product on substantially similar terms as those set forth in Section 6(a) above.

7. Non-Compete. Thurston acknowledges that during Thurston’s relationship with the Related Companies, Thurston has and will become familiar with trade secrets and other Confidential Information concerning such Related Companies, and with investment opportunities relating to their respective businesses, and that Thurston’s services have been and will be of special, unique and extraordinary value to the foregoing entities. Therefore, Thurston agrees that, during the term of this Agreement and for a period of two years thereafter (the “Noncompete Period”), Thurston will not, and will cause its employees not to, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any other manner engage in any business, or as an investor in or lender to any business (in each case including on Thurston’s own behalf or on behalf of another person) which constitutes or is competitive with all or part of the business of HealthPort and its subsidiaries (as and where the same is conducted or proposed to be conducted by HealthPort and its subsidiaries during the term of this Agreement, or as of the end of such term if such term has then ended). Nothing in this Section 7 will prohibit Thurston or any of its employees from being a passive owner of less than 5% of the outstanding stock of a corporation of any class which is publicly traded, so long as Thurston or such employee has no direct or indirect participation in the business of such corporation.

8. Non-Solicitation. During the Noncompete Period, Thurston will not, and will cause its employees not to, directly or indirectly (i) induce or attempt to induce any employee or independent contractor of any Related Company to leave the employ or contracting relationship with such entity, or in any way interfere with the relationship between any such entity and any employee or full-time independent contractor thereof, or (ii) induce or attempt to induce any customer, supplier or other business relation of any Related Company to cease doing business with such entity or in any way interfere with the relationship between any such customer, supplier or other business relation and such entity.

9. Enforcement. HealthPort and Thurston agree that if, at the time of enforcement of Sections 5, 6, 7 or 8, a court holds that any restriction stated in any such Section is unreasonable under circumstances then existing, then the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area. Because Thurston’s services are unique and because Thurston has access to information of the type described in Sections 5, 6, 7 and 8, HealthPort and Thurston agree that money damages would be an inadequate remedy for any breach of Sections 5, 6, 7 or 8. Therefore, in the event of a breach of Sections 5, 6, 7 or 8, any Related Company may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of Sections 5, 6, 7 or 8. The provisions of Sections 5, 6, 7 and 8 and this Section 9 are intended to be for the benefit of each Related Company and their respective successors and assigns, each of which may enforce such provisions and each of which (other than HealthPort) is an express third-party beneficiary of such provisions and this Agreement generally. Sections 5, 6, 7 and 8 and this Section 10 will survive and continue in full force in accordance with their terms notwithstanding any termination of this Agreement.

10. Record Retention and Inspection Rights. During the term of this Agreement, each of HealthPort and Thurston agrees that it shall, and shall cause its affiliates to, maintain accurate records arising from or related to the Services, including accounting records and documentation produced in connection with the performance of the Services, and, upon reasonable written notice from the other party, shall make such records reasonably available for inspection and copying (at the expense of the requesting party) during reasonable business hours.

11. Public Announcements. No party shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media regarding this Agreement without prior notification to the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement. Notwithstanding the foregoing, any party may make an announcement concerning the performance of the Services without prior notification to the other party if required by (i) the laws of any relevant jurisdiction, (ii) any existing contractual obligations or (iii) any governmental authority to which either party is subject or submits, wherever situated and whether or not the requirement has the force of law; provided, however, that in the case of clause (i), (ii) or (iii), the relevant party shall take such steps as may be reasonable and practicable under the relevant circumstances to agree on the contents of such announcement with the other party before making such an announcement.

12. Independent Contractor. Thurston shall act as an independent contractor and not as the agent of HealthPort in performing the Services, maintaining control over its employees, its subcontractors and their employees and complying with all withholding of income at source requirements, whether federal, state, local or foreign. No employee of Thurston performing Services shall be considered an employee of HealthPort or any of its affiliates.

13. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

14. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

15. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.

16. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

17. Entire Agreement; Amendment. This Agreement constitutes the entire Agreement between the parties concerning the subject matter of this Agreement. It supersedes all previous representations, negotiations, warranties, understandings and agreements in respect of the provision of Services by Thurston to HealthPort. No modification of this Agreement or waiver of any of its terms or conditions shall be of any force or effect unless made in writing and signed by both parties hereto. No modification of this Agreement shall be effected by the acknowledgment or acceptance of a purchase order or other standard form of either party (or affiliate thereof) or any other document containing terms and conditions at variance with or in addition to those set forth herein, all such varying or additional terms being hereby objected to.

18. Waiver. The failure of either party to require the performance of any term or condition of this Agreement or the waiver by either party of any breach under this Agreement shall not prevent a subsequent enforcement of such term or condition nor be deemed a waiver of any subsequent breach.

19. Governing Law. Issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules hereto will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement (and the schedules hereto), even though under Delaware’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

20. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

21. Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT WILL BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND EACH PARTY HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

22. Assignment. Neither party shall assign or delegate any of the rights or obligations under this Agreement to a third party without the prior written consent of the other party; provided, that HealthPort may assign its rights under this Agreement, in whole or in part, to any of its affiliates, or to any lender providing financing to HealthPort. Any assignment which fails to comply with the requirements of this paragraph shall be void ab initio.

23. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which, when taken together, shall constitute one agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed in its name by a duly authorized officer as of the day and year first above written.

HEALTHPORT TECHNOLOGIES, LLC

By:
Name:
Title:

THURSTON GROUP, LLC

By:
Name:
Title:

Signature Page to Services Agreement

EXHIBIT A

SERVICES AND PRICING

Services	Pricing

Back office support (including with respect to travel, payroll administration, information technology, employee benefits and other related services), consistent with past practices, to be initially provided by Mercedes Fehsel and Edward Davila to the following employees and/or consultants of HealthPort:

(i) Patrick J. Haynes, III

(ii) Mike Labedz

(iii) Gerald Hansberger

(iv) James Twellman

(v) William Webb

Any increase in the number of Thurston employees providing such back office support shall require the prior consent of HealthPort.

The actual internal and out-of-pocket costs of providing such support, including the salaries and benefits of Mercedes Fehsel and Edward Davila, consistent with past practices. No increases shall be made to the salaries or benefits provided to Mercedes Fehsel or Edward Davila, other than to reflect cost of living increases in the ordinary course of business, without the prior consent of HealthPort.

Business development	$2,000 per month